Exhibit 99.1

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS
THIRD QUARTER 2012 RESULTS

•	FFO per diluted share increased 12.5% to $0.54 for the third quarter 2012, compared with $0.48 for the prior-year period.

•	Same-store sales increased 4.2% to $344 per square foot for mall tenants 10,000 square feet or less for stabilized malls for the rolling twelve months ended September 30, 2012.

•	Same-center NOI, excluding lease termination fees, increased 1.2% in the third quarter 2012, over the prior-year period.

•	Portfolio occupancy at September 30, 2012, increased 170 basis points to 93.0%, from 91.3% for the prior-year period.

•	Average gross rent for stabilized mall leases signed in the third quarter 2012 increased 9.2% over the prior gross rent per square foot.

•	Increasing the aggregate capacity of two major credit facilities to $1.2 billion and converting the facilities to unsecured.

CHATTANOOGA, Tenn. (November 6, 2012) - CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the third quarter ended September 30, 2012. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2,012	2,011	2,012	2011 (1)
Funds from Operations (“FFO”) per diluted share	$0.54	$0.48	$1.55	$1.45

(1)	FFO for the nine-months ended September 30, 2011, excludes the gain on extinguishment of debt of $0.17 per share recorded in the first quarter 2011.

“Strong performance from our portfolio of market dominant malls led to another solid quarter of NOI and FFO growth as well as year-over-year improvement in sales, occupancy and rental spreads,” said Stephen Lebovitz, CBL's president and chief executive officer. “The positive trends we've experienced throughout the year show continued retailer demand for space at our properties. We are taking advantage of the improved trends through an active pipeline of new growth opportunities which most recently yielded the grand opening of Waynesville Commons (Waynesville, NC) in October and the second phase of The Outlet Shoppes at Oklahoma City in November. The redevelopments of Southpark Mall (Richmond, VA) and Northgate Mall (Chattanooga, TN) and the construction start of The Crossings at Marshalls Creek (Stroudsburg, PA), will provide a solid foundation for growth in 2013."

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CBL Reports Third Quarter 2012 Results

November 6, 2012

"We are also pleased with the enhancements to our capital structure realized through the successful Series E preferred offering, the Series C preferred redemption and the completion of all our 2012 mortgage maturities. In addition, today we announced the extension, upsizing and conversion of our secured credit facilities into new unsecured lines of credit with aggregate capacity of $1.2 billion at a reduced interest rate, improving our financial flexibility and positioning CBL to pursue additional opportunities to enhance our portfolio's growth profile.”

FFO allocable to common shareholders for the third quarter of 2012 was $84,957,000, or $0.54 per diluted share, compared with $70,987,000, or $0.48 per diluted share, for the third quarter of 2011. FFO of the operating partnership for the third quarter of 2012 was $101,652,000, compared with $91,091,000, for the third quarter 2011.

Third quarter 2012 included a $21,654,000 loss on impairment of real estate from continuing operations and an $8,466,000 loss on impairment of real estate from discontinued operations, related to several properties where a sale is anticipated or has occurred. These dispositions further the Company's strategy of enhancing the portfolio by selling non-core properties. These properties include Hickory Hollow Mall and The Courtyard at Hickory Hollow in Antioch, TN; Towne Mall in Franklin, OH and Willowbrook Plaza, a community center in Houston, TX. As a result of these impairments, CBL reported a net loss attributable to common shareholders for the third quarter of 2012 of $2,520,000, or $0.02 per diluted share, compared with net loss of $27,320,000, or $0.18 per diluted share for the third quarter of 2011.

HIGHLIGHTS

▪
Portfolio same-center net operating income (“NOI”), excluding lease termination fees, for the quarter ended September 30, 2012, increased 1.2% compared with an increase of 2.3% for the prior-year period. Same-center NOI, excluding lease terminations fees, for the nine months ended September 30, 2012, increased 2.0% compared with an increase of 1.6% for the prior-year period.

▪	Average gross rent on stabilized mall leases signed during the third quarter of 2012 for tenants 10,000 square feet or less increased 9.2% over the prior gross rent per square foot.

▪
Same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls for the rolling twelve months ended September 30, 2012, increased 4.2% to $344 per square foot compared with $330 per square foot in the prior-year period. Same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls year-to-date through September 30, 2012, increased 4.1%.

▪
Consolidated and unconsolidated variable rate debt of $1,008,815,000, as of September 30, 2012, represented 10.0% of the total market capitalization for the Company, compared with 14.8% in the prior-year period, and 18.6% of the Company's share of total consolidated and unconsolidated debt, compared with 21.8% in the prior-year period.

PORTFOLIO OCCUPANCY

	September 30,
	2012	2011
Portfolio occupancy	93.0%	91.3%
Mall portfolio	93.1%	91.2%
Stabilized malls	93.0%	91.2%
Non-stabilized malls (1)	100.0%	90.5%
Associated centers	94.0%	93.7%
Community centers	91.5%	90.9%

(1)	Represents occupancy for The Outlet Shoppes at Oklahoma City in 2012, as well as, The Outlet Shoppes at Oklahoma City and Pearland Town Center in 2011.

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CBL Reports Third Quarter 2012 Results

November 6, 2012

CAPITAL MARKETS ACTIVITY
On October 5, 2012, CBL closed on an underwritten public offering of 6,900,000 depositary shares, each representing 1/10th of a share of its newly designated 6.625% Series E Cumulative Redeemable Preferred Stock (“Series E Shares”) with a liquidation preference of $25.00 per depositary share, including 900,000 depositary shares sold pursuant to the underwriters' exercise of their option to purchase additional depositary shares. The offering generated net proceeds to the Company of approximately $166.6 million, after deducting the underwriting discount and estimated offering expenses.

On November 5, 2012, CBL completed the redemption of 460,000 outstanding shares of 7.75% Series C Cumulative Redeemable Preferred Stock (“Series C Shares”), and all outstanding depositary shares (“Depositary Shares”), each representing 1/10th of a Series C Share (NYSE: CBLPrC - CUSIP No.: 124830-50-6). The aggregate amount paid to effect the redemption of the Series C Shares (including the Depositary Shares) was approximately $115.9 million, which was funded with a portion of the net proceeds from CBL's recent issuance of Series E Shares. The Company will record a charge of $3.8 million as additional preferred dividends in the fourth quarter 2012 in connection with the redemption of the Series C Shares to write off direct issuance costs that were recorded as a reduction of additional paid-in capital when the Series C Shares were issued.

FINANCING ACTIVITY
On November 6, 2012, CBL announced that it had received fully executed loan commitments to modify and extend its two major credit facilities, increasing the aggregate capacity by $155.0 million to $1.2 billion. CBL will convert both facilities from secured to unsecured, increasing the capacity of each facility to $600 million, extending the terms and reducing the average borrowing rate by 60 basis points. The outstanding balances on the two facilities will bear interest at an annual rate equal to LIBOR plus a range of 155 to 210 basis points, depending on the Company's leverage ratio. The closing is anticipated in mid-November.

The maturities of both facilities will be extended by three years with the first $600 million facility maturing November 2015, with an option to extend the maturity for one additional year to November 2016 (subject to continued compliance with the terms of the facility). The maturity of the second $600 million facility will be extended to November 2016 with an option to extend the maturity for one additional year to November 2017 (subject to continued compliance with the terms of the facility).

DISPOSITION ACTIVITY
Subsequent to the quarter end, CBL completed the sale of Hickory Hollow Mall in Antioch, TN and Towne Mall in Franklin, OH to two separate buyers, generating aggregate proceeds of $2.0 million.

OUTLOOK AND GUIDANCE
Based on third quarter results and today's outlook, the Company is providing a 2012 FFO guidance range of $2.00 - $2.10 per share. While the guidance is consistent with the previously issued range, it was effectively increased to offset the $3.8 million preferred redemption charge that will be recorded in the fourth quarter 2012. Full-year guidance assumes same-center NOI growth in a range of 1.0% - 2.0%, $3.0 million to $5.0 million of outparcel sales and a 100 - 150 basis point increase in year-end occupancy as compared with the prior year. The guidance excludes the impact of any future unannounced acquisitions or dispositions. The Company expects to update its annual guidance after each quarter's results.

	Low	High
Expected diluted earnings per common share	$0.42	$0.52
Adjust to fully converted shares from common shares	(0.09)	(0.11)
Expected earnings per diluted, fully converted common share	0.33	0.41
Add: depreciation and amortization	1.58	1.58
Add: noncontrolling interest in earnings of Operating Partnership	0.09	0.11
Expected FFO per diluted, fully converted common share	$2.00	$2.10

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CBL Reports Third Quarter 2012 Results

November 6, 2012

INVESTOR CONFERENCE CALL AND SIMULCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Wednesday, November 7, 2012, to discuss its third quarter results. The numbers to call for this interactive teleconference are (800) 734-8592 or (212) 231-2900. A seven-day replay of the conference call will be available by dialing (402) 977-9140 and entering the passcode 21544169. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., third quarter earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online web simulcast and rebroadcast of its 2012 third quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Wednesday, November 7, 2012, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue through November 14, 2012.

CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 163 properties, including 93 regional malls/open-air centers. The properties are located in 28 states and total 91.4 million square feet including 9.4 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. In October 2011, NAREIT clarified that FFO should exclude the impact of losses on impairment of depreciable properties. The Company has calculated FFO for all periods presented in accordance with this clarification. The Company defines FFO allocable to its common shareholders as defined above by NAREIT less dividends on preferred stock. The Company's method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors' understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company's properties and interest rates, but also by its capital structure. The Company presents both FFO of its operating partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures. The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through its operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the operating partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to its common shareholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its operating partnership in order to arrive at FFO of its operating partnership. The

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CBL Reports Third Quarter 2012 Results

November 6, 2012

Company then applies a percentage to FFO of its operating partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.

FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company's operating performance or to cash flow as a measure of liquidity.

During 2011, the Company recorded a gain on extinguishment of debt from discontinued operations. Considering the significance and nature of this item, the Company believes that it is important to identify the impact of the change on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented its FFO measures excluding this item.

Same-Center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers. The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Since NOI includes only those revenues and expenses related to the operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. Additionally, there are instances when tenants terminate their leases prior to the scheduled expiration date and pay the Company one-time, lump-sum termination fees. These one-time lease termination fees may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company's shopping center properties. Therefore, the Company believes that presenting same-center NOI, excluding lease termination fees, is useful to investors.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL Reports Third Quarter 2012 Results

November 6, 2012
CBL & Associates Properties, Inc.
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUES:
Minimum rents	$168,887	$172,973	$495,557	$510,250
Percentage rents	3,113	3,001	8,321	8,786
Other rents	3,786	4,175	13,735	13,686
Tenant reimbursements	72,793	76,796	214,193	229,550
Management, development and leasing fees	3,139	1,909	7,574	4,814
Other	7,895	8,409	23,894	26,362
Total revenues	259,613	267,263	763,274	793,448

OPERATING EXPENSES:
Property operating	37,437	38,601	110,632	112,788
Depreciation and amortization	67,186	70,720	198,123	209,925
Real estate taxes	23,109	23,506	69,464	72,635
Maintenance and repairs	13,922	13,661	40,079	43,075
General and administrative	10,171	10,092	35,964	33,133
Loss on impairment of real estate	21,654	51,304	21,654	51,304
Other	5,871	7,446	19,188	22,795
Total operating expenses	179,350	215,330	495,104	545,655
Income from operations	80,263	51,933	268,170	247,793
Interest and other income	822	595	3,193	1,752
Interest expense	(62,433)	(70,133)	(183,687)	(208,216)
Gain on extinguishment of debt	178	—	178	581
Gain on sales of real estate assets	1,659	2,890	1,753	3,602
Equity in earnings of unconsolidated affiliates	2,062	989	5,401	4,222
Income tax (provision) benefit	(1,195)	(4,653)	(1,234)	1,770
Income (loss) from continuing operations	21,356	(18,379)	93,774	51,504
Operating income (loss) of discontinued operations	(8,952)	90	(6,321)	23,495
Gain (loss) on discontinued operations	88	(31)	983	121
Net income (loss)	12,492	(18,320)	88,436	75,120
Net (income) loss attributable to noncontrolling interests in:
Operating partnership	1,776	7,760	(7,783)	(5,443)
Other consolidated subsidiaries	(6,194)	(6,166)	(17,139)	(18,708)
Net income (loss) attributable to the Company	8,074	(16,726)	63,514	50,969
Preferred dividends	(10,594)	(10,594)	(31,782)	(31,782)
Net income (loss) attributable to common shareholders	$(2,520)	$(27,320)	$31,732	$19,187
Basic per share data attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$0.03	$(0.18)	$0.24	$0.01
Discontinued operations	(0.05)	—	(0.03)	0.12
Net income (loss) attributable to common shareholders	$(0.02)	$(0.18)	$0.21	$0.13
Weighted average common shares outstanding	158,689	148,363	152,721	148,264

Diluted earnings per share data attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$0.03	$(0.18)	$0.24	$0.01
Discontinued operations	(0.05)	—	(0.03)	0.12
Net income (loss) attributable to common shareholders	$(0.02)	$(0.18)	$0.21	$0.13
Weighted average common and potential dilutive common shares outstanding	158,731	148,405	152,765	148,310

Amounts attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$4,876	$(27,366)	$36,019	$793
Discontinued operations	(7,396)	46	(4,287)	18,394
Net income (loss) attributable to common shareholders	$(2,520)	$(27,320)	$31,732	$19,187

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CBL Reports Third Quarter 2012 Results

November 6, 2012

The Company's calculation of FFO allocable to its shareholders is as follows:
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income (loss) attributable to common shareholders	$(2,520)	$(27,320)	$31,732	$19,187
Noncontrolling interest in income (loss) of operating partnership	(1,776)	(7,760)	7,783	5,443
Depreciation and amortization expense of:
Consolidated properties	67,186	70,720	198,123	209,925
Unconsolidated affiliates	10,828	7,020	32,947	21,132
Discontinued operations	114	684	576	1,657
Non-real estate assets	(478)	(732)	(1,366)	(1,959)
Noncontrolling interests' share of depreciation and amortization	(1,208)	(214)	(3,537)	(516)
Loss on impairment of real estate, net of tax benefit	29,773	51,068	29,969	56,070
Gain on depreciable property	—	(2,406)	(493)	(2,406)
(Gain) loss on discontinued operations, net of taxes	(89)	31	(644)	(86)
Funds from operations of the operating partnership	101,830	91,091	295,090	308,447
Gain on extinguishment of debt	(178)	—	(178)	(32,015)
Funds from operations of the operating partnership, as adjusted	$101,652	$91,091	$294,912	$276,432

Funds from operations per diluted share	$0.54	$0.48	$1.55	$1.62
Gain on extinguishment of debt(1)	—	—	—	(0.17)
Funds from operations, as adjusted, per diluted share	$0.54	$0.48	$1.55	$1.45
Weighted average common and potential dilutive common shares outstanding with operating partnership units fully converted	190,236	190,422	190,226	190,366
Reconciliation of FFO of the operating partnership to FFO allocable to common shareholders:
Funds from operations of the operating partnership	$101,830	$91,091	$295,090	$308,447
Percentage allocable to common shareholders (2)	83.43%	77.93%	80.3%	77.9%
Funds from operations allocable to common shareholders	$84,957	$70,987	$236,957	$240,280

Funds from operations of the operating partnership, as adjusted	$101,652	$91,091	$294,912	$276,432
Percentage allocable to common shareholders (2)	83.43%	77.93%	80.3%	77.9%
Funds from operations allocable to common shareholders, as adjusted	$84,808	$70,987	$236,814	$215,341

(1)	Diluted per share amounts presented for reconciliation purposes may differ from actual diluted per share amounts due to rounding.
(2)
Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period. See the reconciliation of shares and operating partnership units outstanding on page 9.

SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$815	$463	$2,973	$2,702
Lease termination fees per share	$—	$—	$0.02	$0.01
Straight-line rental income	$2,181	$2,052	$4,403	$3,737
Straight-line rental income per share	$0.01	$0.01	$0.02	$0.02
Gains on outparcel sales	$2,275	$30	$5,128	$2,023
Gains on outparcel sales per share	$0.01	$—	$0.03	$0.01
Net amortization of acquired above- and below-market leases	$795	$877	$1,575	$2,083
Net amortization of acquired above- and below-market leases per share	$—	$—	$0.01	$0.01
Net amortization of debt premiums (discounts)	$652	$603	$1,707	$1,960
Net amortization of debt premiums (discounts) per share	$—	$—	$0.01	$0.01
Income tax (provision) benefit	$(1,195)	$(4,653)	$(1,234)	$1,770
Income tax (provision) benefit per share	$(0.01)	$(0.02)	$(0.01)	$0.01
Loss on impairment of real estate from continuing operations	$(21,654)	$(51,304)	$(21,654)	$(51,304)
Loss on impairment of real estate from continuing operations per share	$(0.11)	$(0.27)	$(0.11)	$(0.27)
Loss on impairment of real estate from discontinued operations	$(8,466)	$—	$(8,759)	$(6,696)
Loss on impairment of real estate from discontinued operations per share	$(0.04)	$—	$(0.05)	$(0.04)
Gain on extinguishment of debt from discontinued operations	$—	$—	$—	$31,434
Gain on extinguishment of debt from discontinued operations per share	$—	$—	$—	$0.17

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CBL Reports Third Quarter 2012 Results

November 6, 2012

Same-Center Net Operating Income
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income (loss) attributable to the Company	$8,074	$(16,726)	$63,514	$50,969

Adjustments:
Depreciation and amortization	67,186	70,720	198,123	209,925
Depreciation and amortization from unconsolidated affiliates	10,828	7,020	32,947	21,132
Depreciation and amortization from discontinued operations	114	684	576	1,657
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,208)	(214)	(3,537)	(516)
Interest expense	62,433	70,133	183,687	208,216
Interest expense from unconsolidated affiliates	11,022	7,195	33,289	21,655
Interest expense from discontinued operations	—	511	208	1,734
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,014)	(300)	(2,476)	(800)
Abandoned projects expense	8	—	(115)	51
Gain on sales of real estate assets	(1,659)	(2,890)	(5,772)	(3,602)
Gain on sales of real estate assets of unconsolidated affiliates	(636)	(81)	(851)	(1,327)
Gain on extinguishment of debt	(178)	—	(178)	(581)
Gain on extinguishment of debt from discontinued operations	—	—	—	(31,434)
Writedown of mortgage notes receivable	—	400	—	1,900
Loss on impairment of real estate	21,654	51,304	21,654	51,304
Loss on impairment of real estate from discontinued operations	8,466	—	8,759	6,696
Income tax provision (benefit)	1,195	4,653	1,234	(1,770)
Net income (loss) attributable to noncontrolling interest in earnings of operating partnership	(1,776)	(7,760)	7,783	5,443
(Gain) loss on discontinued operations	(88)	31	(983)	(121)
Operating partnership's share of total NOI	184,421	184,680	537,862	540,531
General and administrative expenses	10,171	10,092	35,964	33,133
Management fees and non-property level revenues	(7,030)	(7,096)	(19,233)	(18,752)
Operating partnership's share of property NOI	187,562	187,676	554,593	554,912
Non-comparable NOI	(9,229)	(11,958)	(21,712)	(32,737)
Total same-center NOI	$178,333	$175,718	$532,881	$522,175
Total same-center NOI percentage change	1.5%		2.1%

Total same-center NOI	$178,333	$175,718	$532,881	$522,175
Less lease termination fees	(832)	(385)	(2,711)	(2,401)
Total same-center NOI, excluding lease termination fees	$177,501	$175,333	$530,170	$519,774

Malls	$158,653	$158,146	$475,082	$466,411
Associated centers	8,192	7,673	24,478	23,262
Community centers	5,350	4,479	15,119	14,090
Offices and other	5,306	5,035	15,491	16,011
Total same-center NOI, excluding lease termination fees	$177,501	$175,333	$530,170	$519,774

Percentage Change:
Malls	0.3%		1.9%
Associated centers	6.8%		5.2%
Community centers	19.4%		7.3%
Offices and other	5.4%		(3.2)%
Total same-center NOI, excluding lease termination fees	1.2%		2%

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CBL Reports Third Quarter 2012 Results

November 6, 2012

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of September 30, 2012
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,822,271	$879,119	$4,701,390
Noncontrolling interests' share of consolidated debt	(70,585)	—	(70,585)
Company's share of unconsolidated affiliates' debt	670,282	129,696	799,978
Company's share of consolidated and unconsolidated debt	$4,421,968	$1,008,815	$5,430,783
Weighted average interest rate	5.47%	2.47%	4.91%

	As of September 30, 2011
	Fixed Rate	Variable Rate	Total
Consolidated debt	$4,125,280	$1,107,868	$5,233,148
Noncontrolling interests' share of consolidated debt	(15,486)	(726)	(16,212)
Company's share of unconsolidated affiliates' debt	393,702	149,950	543,652
Company's share of consolidated and unconsolidated debt	$4,503,496	$1,257,092	$5,760,588
Weighted average interest rate	5.63%	2.56%	4.96%

Debt-To-Total-Market Capitalization Ratio as of September 30, 2012
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	190,194	$21.34	$4,058,740
7.75% Series C Cumulative Redeemable Preferred Stock	460	250.00	115,000
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
Total market equity			4,627,490
Company's share of total debt			5,430,783
Total market capitalization			$10,058,273
Debt-to-total-market capitalization ratio			54.0%

(1)
Stock price for common stock and operating partnership units equals the closing price of the common stock on September 28, 2012. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
2012:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	158,689	158,731	152,721	152,765
Weighted average operating partnership units	31,506	31,505	37,461	37,461
Weighted average shares- FFO	190,195	190,236	190,182	190,226

2011:
Weighted average shares - EPS	148,363	148,405	148,264	148,310
Weighted average operating partnership units	42,017	42,017	42,056	42,056
Weighted average shares- FFO	190,380	190,422	190,320	190,366

Dividend Payout Ratio

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Weighted average cash dividend per share	$0.22896	$0.22690	$0.68688	$0.66860
FFO per diluted, fully converted share, as adjusted	$0.54	$0.48	$1.55	$1.45
Dividend payout ratio	42.4%	47.3%	44.3%	46.1%
CBL Reports Third Quarter 2012 Results

November 6, 2012

Consolidated Balance Sheets
(Unaudited; in thousands, except share data)

	As of
	September 30, 2012	December 31, 2011
ASSETS
Real estate assets:
Land	$872,171	$851,303
Buildings and improvements	7,020,344	6,777,776
	7,892,515	7,629,079
Accumulated depreciation	(1,920,906)	(1,762,149)
	5,971,609	5,866,930
Held for sale	1,852	14,033
Developments in progress	170,435	124,707
Net investment in real estate assets	6,143,896	6,005,670
Cash and cash equivalents	66,350	56,092
Receivables:
Tenant, net of allowance for doubtful accounts of $2,004 and $1,760 in 2012 and 2011, respectively	79,900	74,160
Other, net of allowance for doubtful accounts of $1,257 and $1,400 in 2012 and 2011, respectively	12,916	11,592
Mortgage and other notes receivable	26,007	34,239
Investments in unconsolidated affiliates	302,635	304,710
Intangible lease assets and other assets	258,612	232,965
	$6,890,316	$6,719,428

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,701,390	$4,489,355
Accounts payable and accrued liabilities	337,926	303,577
Total liabilities	5,039,316	4,792,932
Commitments and contingencies
Redeemable noncontrolling interests:
Redeemable noncontrolling partnership interests	40,929	32,271
Redeemable noncontrolling preferred joint venture interest	423,834	423,834
Total redeemable noncontrolling interests	464,763	456,105
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.75% Series C Cumulative Redeemable Preferred Stock, 460,000 shares outstanding	5	5
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
Common stock, $.01 par value, 350,000,000 shares authorized, 159,094,361 and 148,364,037 issued and outstanding in 2012 and 2011, respectively	1,591	1,484
Additional paid-in capital	1,702,321	1,657,927
Accumulated other comprehensive income	4,387	3,425
Dividends in excess of cumulative earnings	(470,430)	(399,581)
Total shareholders' equity	1,237,892	1,263,278
Noncontrolling interests	148,345	207,113
Total equity	1,386,237	1,470,391
	$6,890,316	$6,719,428

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